UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  February 2, 2012

Molycorp, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34827	27-2301797
(State or Other Jurisdiction of Incorporation)	(Commission File	(IRS Employer Identification No.)
Number)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, the Compensation Committee of the Board of Directors (the “Committee”) of Molycorp, Inc. (the “Company”) approved the following awards pursuant to the Company’s 2011 Annual Incentive Plan (the “2011 AIP”), in which the named executive officers of the Company participate, all of which were paid in cash:

Name	Amount of Award
Mark A. Smith	$742,910

James S. Allen	$258,285

John F. Ashburn, Jr.	$258,285

John L. Burba	$258,285

Ksenia A. Adams	$69,074

Messrs. Smith and Allen each elected to convert a portion of his award under the 2011 AIP into restricted stock units (the “Converted RSUs”) pursuant to the Company’s Amended and Restated Management Incentive Compensation Plan (the “MICP”).  The number of Converted RSUs awarded was determined based on the closing price of the Company’s common stock on February 2, 2012, the date on which the Committee approved the 2011 AIP awards.  Each of Messrs. Smith and Allen also received additional restricted stock units (the “Matching RSUs”) pursuant to the MICP as matching contributions by the Company, equal to 25% of the Converted RSUs.  The Converted RSUs are fully vested and are payable in the Company’s common stock upon the recipient’s separation from service as an employee of the Company, or as otherwise elected by the recipient.  The Matching RSUs vest on February 2, 2015 and are payable in the Company’s common stock upon the recipient’s separation from service as an employee of the Company, or as otherwise elected by the recipient.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

	By:	/s/ Andrea G. Leider
		Name:	Andrea G. Leider
		Title:	Senior Counsel and Corporate Secretary

Date: February 8, 2012